Exhibit 24.1

LIMITED POWER OF ATTORNEY
FOR SECTION 16 AND RULE 144 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of William E. Duke, Katherine Fisher, Kiernan Decker, Stephen Nicolai, Steve Abrams and Amanda Brown, signing singly and each acting individually, as the undersigned’s true and lawful attorney‑in‑fact with full power and authority as hereinafter described to:

(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Invivyd, Inc. (the “Company”), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”);
(2)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 144 (including any amendments thereto) in accordance with Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, and the rules thereunder;
(3)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5 or Form 144, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including without limitation (i) the filing of a Form ID, Update Passphrase, or any other application materials to enable the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval system of the SEC (“EDGAR”) and (ii) enrolling the undersigned in EDGAR Next;
(4)
act as an account administrator for the undersigned’s EDGAR account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
(5)
cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;
(6)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney‑in‑fact and approves and ratifies any such release of information; and
(7)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact’s discretion.

The undersigned hereby grants to each such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144. The undersigned acknowledges that neither the Company nor the foregoing attorneys‑in‑fact assume (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing filed with the SEC or delivered to the foregoing attorneys‑in‑fact or the Company, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is (x) no longer employed by the Company or (y) no longer an attorney representing the Company with respect to matters related to this Power of Attorney. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of August, 2025.

/s/ Jill Andersen
Jill Andersen